UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 26, 2005

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2005, Wave Systems Corp. received notification from The Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of Wave’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(b)(4) (the “Rule”).  The Nasdaq notice indicated that in accordance with Marketplace Rule 4450(e)(2), Wave will be provided 180 calendar days, or until April 24, 2006, to regain compliance by having its shares close above $1.00 for a minimum of 10 consecutive trading days.  If Wave has not regained compliance with the Rule by April 24, 2006, Nasdaq will issue a letter notifying Wave that its common stock will be delisted.  At that time, Wave may appeal the determination to delist its common stock to a Listings Qualifications Panel.  Alternatively, Wave may apply to have its common stock transferred to The Nasdaq SmallCap Market if it otherwise satisfies the applicable initial listing requirements for such market.  If such application is approved, Wave will be afforded the remainder of this market’s second 180 calendar day compliance period in order to regain compliance while on The Nasdaq SmallCap Market.

Wave has determined that no specific action is warranted at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Steven Sprague
Steven Sprague
Chief Executive Officer

Dated:  October 31, 2005